Exhibit 99.1

RLJ Acquisition, Inc. Stockholders Approve MERGER

AGREEMENT with IMAGE ENTERTAINMENT, INC.,

CLOSING of merger and purchase of

acorn media group, inc. Expected by early October

BETHESDA, MD//September 20, 2012//Robert L. Johnson, Chairman of The RLJ Companies and founder of Black Entertainment Television (BET), announced today that the stockholders of RLJ Acquisition, Inc. (OTCQB: RLJAU; RLJA; RLJAW) (“RLJ”) approved all of the proposals related to the proposed business combination with Image Entertainment, Inc. (“Image”) presented at the special meeting of its stockholders held today. This approval paves the way to also complete RLJ’s acquisition of Acorn Media Group, Inc. (“Acorn”). Approximately 93% of the outstanding shares of common stock of RLJ were voted in favor of the proposal to adopt the Agreement and Plan of Merger, dated as of April 2, 2012, by and among RLJ, RLJ Entertainment, Inc. (“RLJ Entertainment”), RLJ Merger Sub I, Inc., RLJ Merger Sub II, Inc. and Image (the “Merger Agreement”), and approximately 76% of the shares of common stock of RLJ that voted on the proposal to adopt the RLJ Entertainment, Inc. 2012 Incentive Compensation Plan (the “Plan”) were voted in favor of the proposal.

As of the date of this press release, RLJ’s stockholders have properly perfected their right to elect to have RLJ redeem 8,374,986 shares of RLJ’s common stock for a pro rata portion of RLJ’s trust account if the business combination with Image is completed. Proposals to adopt the Merger Agreement and the Plan were also approved today by the stockholders of Image.

Based upon this level of redemptions and its expected available lines of credit, RLJ believes it has sufficient cash to consummate the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement, by and among RLJ, RLJ Entertainment, Acorn, the shareholders of Acorn and Peter Edwards as the shareholder representative (the “Stock Purchase Agreement”).

Holders of RLJ’s common stock may revoke their redemption requests up to 5:00 p.m. EDT on the date that is two business days prior to the date of the closing of the Merger Agreement.

Subject to the satisfaction (or waiver) of other closing conditions contained in the Merger Agreement and the Stock Purchase Agreement, RLJ expects the business combination with Image and the acquisition of Acorn to close in early October, 2012. However no assurance can be given that such transactions will close. If no such closing occurs, RLJ will promptly liquidate in accordance with the process described in its final IPO prospectus.

RLJ’s filings and additional information about RLJ can be viewed at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Lisa Warner Pickrum at 301.280.7703 or RLJA@rljcompanies.com.

Forward-Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of RLJ, RLJ Entertainment, Image, Acorn and the combined companies after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the Preferred Stock Purchase Agreement by and between RLJ, RLJ Entertainment and the holders of preferred stock of Image (the “Preferred Stock Purchase Agreement”) or the Stock Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against RLJ, Image or others relating to the Merger Agreement, the Preferred Stock Purchase Agreement, the Stock Purchase Agreement and transactions contemplated therein; (3) the inability to complete the business combination due to the failure to satisfy the conditions to closing in the Merger Agreement, the Preferred Stock Purchase Agreement and the Stock Purchase Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Merger Agreement, the Preferred Stock Purchase Agreement and the Stock Purchase Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the business combination; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that Image or Acorn may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in filings with the SEC by RLJ, RLJ Entertainment or Image.

Readers are referred to the most recent reports filed with the SEC by RLJ and Image. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Inquiries: Traci Otey Blunt, 240.744.7858 or press@rljcompanies.com

Business Inquiries: Lisa Warner Pickrum, 301.280.7703 or rlja@rljcompanies.com/

About RLJ Acquisition, Inc. (RLJAU; RLJA; RLJAW) is a special purpose acquisition company (SPAC), also known as a blank check company, that seeks to acquire one of more operating companies. RLJ Acquisition, Inc. intends to use the net proceeds from its initial public offering to acquire one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. For more information about RLJ Acquisition, Inc., please visit: http://www.rljcompanies.com/companies/rlj-acquisition-inc/

About Image Entertainment - Image Entertainment, Inc. is a leading independent licensee and distributor of entertainment programming in North America, with approximately 3,700 exclusive

DVD titles and approximately 350 exclusive CD titles in domestic release and more than 450 programs internationally via sublicense agreements. For many of its titles, Image Entertainment has exclusive audio and broadcast rights, as well as digital download rights to approximately 2,200 video programs and approximately 500 audio titles containing more than 6,000 individual tracks. Image Entertainment is headquartered in Chatsworth, California. For more information about Image Entertainment, please go to www.image-entertainment.com.

About Acorn Media Group - Based in suburban Washington, D.C. and founded by Chairman Peter Edwards, Acorn Media Group has grown from a one-man basement documentary production and distribution operation in the mid-1980s into a leading independent media company operating on three continents. Acorn Media Group consists of four divisions. With its Acorn label, Acorn Media U.S. is the leading distributor of British television programming to consumers in North America. Its Acacia label offers a line of original health & wellness programming. Appealing to the growing lifelong learning audience, Acorn U.S. also offers acclaimed documentaries on the Athena label. Acorn Direct is a direct-to-consumer division offering DVDs, digital downloads, and other high quality products in North America through its Acorn and Acacia catalogs and e-commerce websites. Acorn Media U.K. and Acorn Media Australia distribute comparable lines of DVD titles to consumers in the U.K., Australia, and New Zealand. For more information about Acorn Media Group, please visit www.AcornMedia.com.

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